Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bicycle Therapeutics plc of our report dated March 10, 2020 relating to the financial statements, which appears in Bicycle Therapeutics plc's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
August 5, 2020